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                                                                   Exhibit 5B

                        INVESTMENT SUBADVISORY AGREEMENT

                                     Among

                             GROWTH STOCK PORTFOLIO
                                      and
                          R. MEEDER & ASSOCIATES, INC.
                                      and
                       SECTOR CAPITAL MANAGEMENT, L.L.C.

         This Agreement is made the ___ day of December, 1996, by and among Growth Stock Portfolio, a trust organized and existing under the laws of the state of New York and operating as an open-end investment company (the "Portfolio"), R. Meeder & Associates, Inc., an Ohio corporation (the "Adviser"), and Sector Capital Management, L.L.C., a Georgia limited liability company (the "Subadviser").

                             W I T N E S S E T H :

         WHEREAS, the Portfolio is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Adviser and the Subadviser are each engaged principally in the business of rendering investment supervisory services and each is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, the Portfolio has retained the Adviser as its investment adviser pursuant to an Investment Advisory Agreement dated April 30, 1992
(the "Advisory Agreement") which expressly provides that the Adviser may contract for such supplementary advisory services as it deems necessary or desirable, provided that any such contract is approved by the Portfolio and the holders of interests therein in accordance with the 1940 Act; and

         WHEREAS, the Portfolio and the Adviser desire to retain the Subadviser to render investment and supervisory services to the Portfolio in the manner and on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:
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                                       I


                           INVESTMENT RESPONSIBILITY

         (1) The Portfolio and the Adviser hereby retain the Subadviser to supervise and assist in the management of the assets of the Portfolio and to furnish the Portfolio with a continuous program for the investment of the Portfolio's assets.

In such capacity, the Subadviser is authorized to enter into sub-subadvisory agreements for investment advisory services in connection with the management of the Portfolio. Any such agreement may be entered into by the Subadviser on such terms and in such manner as may be permitted by the 1940 Act and the rules and regulations of the Securities and Exchange Commission thereunder. The
Subadviser will continue to have responsibility for all investment advisory services furnished pursuant to any such sub-subadvisory agreements. The Sub-adviser will review the performance of all sub-subadvisers and make recommendations to the Trustees of the Portfolio with respect to their retention and renewal of their contracts.

         (2) Subject to the supervision of the Trustees of the Portfolio, and subject to the foregoing Section (1) hereof, the Subadviser shall be responsible for the management of the investment strategy of the Portfolio and the composition thereof, including the purchase, retention and disposition strategies relating thereto, in accordance with the Portfolio's investment objective, policies and restrictions as stated in its then current registration statement (the "Registration Statement") under the 1940 Act and subject to the following understandings:

              (a) The Subadviser, in the performance of its duties and obligations under this Agreement shall act in conformity with the Declaration of Trust, By-Laws and Registration Statement of the Portfolio and with the instructions and directions of the Trustees of the Portfolio and will conform to and comply with the requirements of the 1940 Act and with all other applicable federal and state laws and regulations.

              (b) The Subadviser, in the performance of its duties and obligations under this Agreement, shall also act in conformity with the "Sector Plus" investment discipline developed by the Subadviser, as described in the Proxy Statement dated November 15, 1996, of the Flex-funds The Growth Fund relating to the approval by the shareholders of this Agreement.

         (3) The Subadviser shall furnish to the Portfolio the services of one or more persons who shall be authorized by the Portfolio to place orders for the purchase and sale of securities for the account of the Portfolio. Acting through a person so authorized by the Portfolio, the Adviser shall place orders for the Portfolio.

         (4) Notwithstanding the generality of paragraph (3) above, and subject to the provisions of paragraphs (5) and (6) below, the Subadviser shall endeavor to secure for the Portfolio the best possible price and execution of every purchase and sale for the account of the Portfolio. In seeking such best price and execution the Subadviser shall use its own judgment as to the


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implementation of its own investment recommendations, including the
Subadviser's judgment as to the time when an order should be placed, the number of securities to be bought or sold in any one trade that is a part of any particular recommendation, and the market in which an order should be placed.

         (5) The Subadviser shall use its own judgment in determining the broker-dealers who shall be employed to execute orders for the purchase or sale of securities for the Portfolio, in order to:

                  a. Secure best price and execution on purchases and sales for the Portfolio; and

                  b. Secure supplemental research and statistical data for use in making its recommendations to the Portfolio.

         (6) The Subadviser shall use its discretion as to when, and in which market, the Portfolio's transactions shall be executed, in order to secure for the Portfolio the benefits of best price and execution, and supplemental research and statistical data. The use of such discretion shall be subject to review by the Trustees of the Portfolio at any time and from time to time. The Portfolio, acting by its Trustees, may withdraw said discretion at any time, and may direct the execution of portfolio transactions for the Portfolio in any lawful manner different from that provided for herein. Until a decision is made to withdraw or limit the discretion herein granted, the Subadviser shall not be liable for any loss suffered by the Portfolio through the exercise by the Subadviser of that discretion unless the Subadviser shall be guilty of gross negligence or willful misconduct.

                                   II

                              COMPENSATION

The Portfolio shall not pay the Subadviser any fee pursuant to this Agreement. Instead, the Subadviser shall be compensated by a sharing of the fee (the "Fee") payable by the Portfolio to the Adviser under the Advisory Agreement. Such sharing shall be in accordance with the following formula: The Adviser shall receive 70% and the Subadviser shall receive 30% of the Fee payable with respect to the net assets of the Portfolio as such net assets exist on the effective date of this Agreement (the "Effective Date"). The Adviser shall receive 30% and the Subadviser shall receive 70% of the Fee attributable to any additional net assets of the Portfolio, up to an amount of net assets equal to the net assets of the Portfolio on the Effective Date and the Adviser and the Subadviser shall share equally the Fee attributable to any additional net assets of the Portfolio, up to $50 million of such net assets. With respect to net assets of more than $50 million and less than $100 million, the applicable Fee (75 basis points) shall be shared such that the Adviser receives 35 basis points and the Subadviser receives 40 basis points. With respect to net assets of $100 million and more, the applicable Fee (60 basis points) shall be shared such that the Adviser receives 25 basis points and the Subadviser receives 35 basis points. The parties to this Agreement agree that arrangements may be

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         made for disbursement of fees to each of the Adviser and Subadviser directly from the Portfolio without affecting the fact that the contractual obligation to pay fees to the Subadviser is that of the Adviser and not the Portfolio.

                                     III

                           DURATION AND TERMINATION

                  (1) The Effective Date of this Agreement shall be the date first above written and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of two years. Thereafter this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof; if: (a) such continuation shall be specifically approved at least annually by vote of a majority of the outstanding voting securities of the Portfolio or by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Portfolio who are not parties to this Agreement or interested persons of any such party; and (b) the Subadviser shall not have notified the Portfolio and the Adviser, in writing, at least 60 days prior to the expiration of any term, that it does not desire such continuation. The Subadviser shall furnish to the Portfolio, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

                  (2) This Agreement may not be amended, transferred, sold or in any manner hypothecated or pledged, without the affirmative vote of a majority of the outstanding voting securities of the Portfolio, and this Agreement shall automatically and immediately terminate in the event of its assignment.

                  (3) This Agreement may be terminated by any party hereto, without the payment of any penalty, upon 60 days' notice in writing to the other parties, provided, that in the case of termination by the Portfolio such action shall have been authorized by resolution of the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio.

                                      IV

                                MISCELLANEOUS

                  (1) The Subadviser shall not deal with the Portfolio as
         broker or dealer but the Subadviser may enter orders for the purchase or sale of portfolio securities through a company or companies that are under common control with the Subadviser, provided such company acts as broker, and charges a commission that does not exceed the usual and customary broker's commission if the sale is effected on a securities exchange, or, 1 per centum of the purchase or sale price of such securities if the sale is otherwise effected. In connection with the purchase or sale of portfolio securities for the account of the Portfolio, neither the Subadviser nor any officer or member of the Subadviser shall act as a principal.
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                  (2) Except as expressly prohibited in this Agreement, nothing herein shall in any way limit or restrict the Subadviser, or any members, officers, shareholders or employees of the Subadviser, from buying, selling or trading in any security for its or their own account. Neither the Subadviser nor any officer or member thereof shall take a short position in any shares of the Portfolio or otherwise purchase its shares for any purpose other than that of investment. However, the Subadviser may act as underwriter or distributor provided it does so pursuant to a written contract approved in the manner specified in the 1940 Act.

                  (3) The Subadviser may act as investment adviser to, and provide management services for, other investment companies, and may engage in businesses that are unrelated to investment companies, without limitation, provided the performance of such services and the transaction of such businesses do not impair the Subadviser's performance of this Agreement.

                  The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the matters to which this Agreement relates (including, but not limited to, loss sustained by reason of the adoption or implementation of any investment policy or the purchase, sale or retention of any security), except for loss resulting from willful misfeasance, bad faith or gross negligence of the Subadviser in the performance of its duties or from reckless disregard by the Subadviser of its obligations and duties under this Agreement.

                  (5) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of said Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to said Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "annually", "interested person", "assignment", and "affiliated person", as used herein, shall have the meanings assigned to them by the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulations or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                  (6) The Portfolio will provide the Subadviser with all information concerning the investment policies and restrictions of the Portfolio as the Subadviser may from time to time request or which the Portfolio deems necessary. In the event of any change in the investment policies or restrictions of the Portfolio, the Portfolio will promptly provide the Subadviser with all information concerning such change including, but not limited to, copies of all documents filed by the Portfolio with the Securities and Exchange Commission.
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                  (7) The Trustees, officers, employees and agents of the
         Portfolio shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

                  (8) The Subadviser agrees to notify the Adviser and the Portfolio of any change in the senior officers or members of the Subadviser responsible for the management of the Portfolio in advance, if reasonable, and otherwise as soon as practicable after such change occurs.

                  (9) Except to the extent the provisions of this Agreement are governed by Federal law, they shall be governed by the law of the State of Ohio.

                  (10) This Agreement represents the entire agreement among the parties hereto.

                  (11) This Agreement may be executed in three or more counterparts, each of which shall be considered an original.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

                                          GROWTH STOCK PORTFOLIO

Attest: /s/ DONALD F. MEEDER                 By: /s/ ROBERT S. MEEDER, SR.
       -------------------------------       --------------------------------
       Donald F. Meeder, Secretary           Robert S. Meeder, Sr., President


                                          R. MEEDER & ASSOCIATES, INC.

Attest: /s/ DONALD F. MEEDER                 By: /s/ ROBERT S. MEEDER, SR.
       -------------------------------       --------------------------------
       Donald F. Meeder, Secretary           Robert S. Meeder, Sr., Chairman


                                          SECTOR CAPITAL MANAGEMENT, L.L.C.

Attest:                                   By: /s/ WILLIAM L. GURNER
       -------------------------------       --------------------------------
                                             William L. Gurner, President